Exhibit 99.1

CIT Declares Increased Dividend

NEW YORK — July 17, 2018 — CIT Group Inc. (NYSE: CIT) today announced that its board of directors has declared a quarterly cash dividend of $0.25 per common share on its outstanding common stock, which represents a 56 percent increase over the prior quarter’s $0.16 per common share dividend. The common stock dividend is payable on Aug. 24, 2018 to common shareholders of record as of Aug. 10, 2018.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with approximately $50 billion in assets as of March 31, 2018. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has approximately $30 billion of deposits and more than $40 billion of assets. CIT provides financing, leasing, and advisory services principally to middle-market companies and small businesses across a wide variety of industries. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. For more information, visit cit.com.

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CIT MEDIA RELATIONS:

Gina Proia

212-771-6008

Gina.Proia@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

973-740-5058

Barbara.Callahan@cit.com